Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
NutraCea and subsidiaries
El Dorado Hills, California

We hereby consent to the incorporation by reference into Registration Statements 333-110585 and 333-135814 of our report dated March 15, 2006 relating to the audit of the financial statements as of December 31, 2005 and for each of the two years then ended appearing in this Annual Report on Form 10-KSB.

/s/  Malone & Bailey, PC

MALONE & BAILEY, PC
www.malone-bailey.com
Houston, Texas

March 30, 2007